Exhibit (k)(4)(ii)

FORM OF AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

HIGHLAND FUNDS II,

ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B,

AND

STATE STREET BANK AND TRUST COMPANY

This Amendment (the “Amendment”) dated as of August [     ], 2018 is between HIGHLAND FUNDS II (formerly known as PYXIS FUNDS II), on behalf of its series as listed on Schedule B to the Agreement (as defined below), severally and not jointly, (the “Trust”), HIGHLAND GLOBAL ALLOCATION FUND (“GAF”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement dated as of January 23, 2013 between the Trust and State Street (the “Agreement”).

WHEREAS, the Trust and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1. Amendments.

In relation to the redomiciliation of Highland Global Allocation Fund, a series of the Trust, into a standalone trust of GAF, State Street and the Trust seek to add GAF as a party to the Agreement.

Furthermore, Schedule B to the Agreement is hereby amended by adding GAF.

2. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

3. Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

4. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment by affixing their duly authorized signatures below.

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Francesco D’Agnese
Title:	Managing Director

HIGHLAND FUNDS II, on behalf of its series as listed on Schedule B to the Agreement, severally and not jointly

By:
Name:	Frank Waterhouse
Title:	Treasurer, Principal Accounting Officer and Principal Financial Officer

HIGHLAND GLOBAL ALLOCATION FUND

By:
Name:	Frank Waterhouse
Title:	Treasurer, Principal Accounting Officer, Principal Financial Officer, and Principal Executive Officer